Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2021

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2021.

Revenues from Operations for the three months ended July 31, 2021 were $5,169,130 compared to revenues of $4,328,297 in the comparable 2020 three-month period, while revenues from Operations for the twelve months ended July 31, 2021 were $20,212,879 compared to revenues from Operations of $19,531,846 in the comparable 2020 twelve-month period.

Net income for the three months ended July 31, 2021 was $909,484, or $.45 per share, compared to net loss of $(392,245), or ($.20) per share, in the comparable 2020 three-month period.

Net income for the twelve months ended July 31, 2021 was $398,032, or $.20 per share, compared to net loss of ($906,005), or ($.45) per share, in the comparable 2020 twelve-month period.

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Dated: October 20, 2021